Exhibit 10.4

                     EMPLOYMENT AGREEMENT- ISRAEL OHANA


                                                             February  9, 2000


To:  Israel Ohana

                              Employment Offer
                              ----------------

We are pleased to offer you a full time position with E.S.C. Medical Systems Ltd. as a Vice President R&D. In this position you will report to the CEO.

Your monthly salary and additional employment conditions are detailed herewith:

1. Your starting working date with ESC/Sharplan will be 1 March, 2000. Notification of termination of contract (either by you or by the Company) will be given, in writing, 3 months in advance.

2.      Your global salary will be $10,000 per month.

3.      A bonus of one monthly salary (Gross) will be paid to you on 1
        March, 2000.

4.      You are entitled to the following social benefits:

        1. You will be entitled to 22 days of paid annual vacation. (Based on a five working days per week);

        2.  Sick leave - according to the Company Sick Leave Policy;

        3. You will be entitled to join the Managers' Insurance Policy (Bituach Minahalim) according to the terms offered by the Company to its employees. This includes deductions by both Employer and Employee as follows:

        8.33% - To be paid by Employer as Severance Pay.
        Employer will pay for loss of working ability, according to Company Policy;
        5.0% - To be paid by Employer as Compensatory payment.
        5.0% - To be paid by Employee as Compensatory payment;

        4. You will be entitled to join the Education Fund (Keren Hishtalmut) according to the terms offered by the Company to its employees:


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        2.5% - employee's payment;
        7.5% - employer's participation;
        The amounts paid by both Employer and Employee that will surpass the maximal amount decided upon, from time to time, by the Income Tax Authorities will be considered as an additional Income.
        5. You will be entitled to a Company car, as customary for all Company's V.P.'s you will pay, from your gross salary, the amount dictated by the Tax authorities.

5. You will be entitled to join the stock Options plan for senior employees. You will get 30,000 options for the year 2000 at an exercise price of $5.0625 per unit. Date of exercise will be
        1.2.2001. In addition, you will be entitled to 80,000 additional options for the years 2001-2004. (25% each year) at the price of $
        9.75 per unit. Date of exercise: 1.2.01, 1.2.02, 1.2.03, 1.2.04,
        1.2.05 accordingly. Your stock options' plan requires the approval of the Board of Directors of the company.

6. You will be entitled to a yearly bonus of up to 5 monthly salaries (Gross), following your personal performance, completion of milestones and the Company's performance.

7. In case Employer - Employee relations are terminated by the employer before one of the periods mentioned above, you will be able to exercise your options correspondingly to the proportionate period of your work with the company during this year.

8. Any new invention, product, component, procedure, technology, etc., whether they may be registered or not, which are the outcome of your work or the work of others in the company are the sole property of the company.

9. You must sign a confidentiality and prevention of competition agreement, according to company policy.

10. The company's policies and procedures as they will be published from time to time will be an inseparable part of this employment agreement. In the event that a contradiction arises between the new procedures and the terms of this offer, the new procedures will be the binding version from their date of publication.


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11.     This offer will be considered a personal and confidential
        employment agreement between yourself and the company. Detailed explanations regarding your employment will be given to you by our Human Resources Department. We believe that our success depends on the valuable human resources at ESC Medical Systems Ltd., and that using your talents and efforts to participate in the general effort is the key to our success.

We are looking forward to having you join ESC Medical Systems Ltd.

Sincerely yours,

Yacha Sutton
CEO

______________________________________________________________________________


I have read this offer carefully. I agree to all the terms and conditions herein, and to fulfil them as specified.

I am aware that the salary conditions offered herein and in the future as long as I am employed by the Company, are confidential and I am bound to keep them so.

March 1, 2000
--------------                             ---------------------------------
     Date                                         Employee's Signature


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ESC Medical Systems Ltd
        Yokneam
        -------

Subject:  Non Disclosure Agreement
          ------------------------

I, the undersigned, hereby declare, confirm and undertake the following:

1. To guard total and absolute professional secrecy with regard to all Company's activities, including and without limitation all commercial and technical secrets, existing products and products in development, ideas, technologies, production processes including customers, suppliers, marketing methods and plans, extent of activities, orders' receipt, maintenance, inventions, product plans, Company's working procedures and any other information related and/or derived directly and/or indirectly from the Company's activity, all the above mentioned shall be kept during my employment by you and at all times.

2. I shall not disclose, reveal nor publish, myself and/or through other means and parties and/or anonymously the contents of documents, reports or information of any kind that shall be known to me, directly and/or indirectly, following my employment with your Company.

3. I acknowledge and agree that all commercial and/or professional and/or technical information, and any invention, formulas, discovery, development or experimental work including working methods, the origin of all the above mentioned is the Company, derived from my employment with you and/or from other employees' work in the Company are the sole and exclusive property of the Company.

4. I agree to keep in complete secrecy the commercial relations of the Company and all other issues and activities of the Company including Corporations, private people and other companies with whom the Company has professional and/or commercial relations.

5. I agree to abstain from all activities that can damage the interests of the Company during my period of employment with the Company and at all times after this period is terminated, all this in addition and not conflicting with all other directive mentioned in this Non Disclosure Agreement.

6. My above mentioned commitment refers both to my period of employment by the Company and at all times after this period is terminated.

7. I hereby agree not to compete with the Company and not to act in any manner and/or method that can compete and/or might compete with the Company's activities, and for this purpose I commit myself not to engage in any of the Company's activity areas, all of them and/or part of them for the period of at least 24 months from the date of the termination of my employment with the Company.

I am aware, and I agree that the Company has the total right to claim from me any damages monies following my breech of commitment to you, all of them or part of them as mentioned above, in addition and without damaging any other right the Company has, including the right to terminate my employment with you at any time with no right to severance pay and I agree in advance and waive any claim against termination of employment without Severance Pay in the circumstances described above, as my breech of commitment, all and/or part of them, towards the Company following this Non Disclosure Agreement is a fundamental breech of my employment contract with the Company.


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Name of Employee:_______________      Name of witness_____________

Employee's Signature:___________      Witness' Signature:_________

Date: March 1, 2000                   Date:_______________________



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